EXHIBIT 11

                       ANDRX CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF NET LOSS PER SHARE
                                   (UNAUDITED)



                                                             THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                SEPTEMBER 30,                         SEPTEMBER 30,
                                                           1996                1995              1996               1995
                                                      ---------------------------------     -------------------------------

Net loss                                              $ (1,018,100)       $ (1,096,500)     $ (2,903,000)      $ (2,884,400)
                                                      =============       =============     =============      ============

Actual weighted average shares
    of common stock outstanding                          13,297,000          9,536,800         11,734,000         9,080,500

Impact of shares issued within
    12 months of initial public offering,
    after application of the treasury method                   --               99,200               --             101,700

Impact of warrants exercised within
    12 months of initial public offering,
    after application of the treasury method                   --                 --                 --              53,400

Impact of options granted within
    12 months of initial public offering,
    after application of the treasury method                   --               16,400               --              16,500
                                                      -------------       -------------     -------------      ------------
Weighted average shares of
    common stock outstanding                             13,297,000          9,652,400         11,734,000         9,252,100
                                                      =============       =============     =============      ============

Net loss per share                                    $      (0.08)       $     (0.11)      $       (0.25)     $      (0.31)
                                                      =============       =============     =============      ============
